Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (File no. 333-110681) of Retalix Ltd. of our report dated February 12, 2003 relating to the financial statements of Retalix Ltd., which appears in the Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Tel-Aviv, Israel February 12, 2004	/s/ Kesselman & Kesslman Certified Public Accountants (Isr.)